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Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
TRUSTEE PURSUANT TO SECTION 305(b)(2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association (Jurisdiction of incorporation or organization if not a U.S. national bank)	94-1347393 (I.R.S. Employer Identification No.)
101 North Phillips Avenue Sioux Falls, South Dakota (Address of principal executive offices)	57104 (Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

Transocean Partners LLC
and certain subsidiaries identified in the "Table of Subsidiary Guarantor Co-Registrants" below
(Exact Name of Registrant as Specified in Its Charter)

Republic of the Marshall Islands (State or Other Jurisdiction of Incorporation or Organization)	66-0818288 (I.R.S. Employer Identification No.)

Deepwater House
Kingswells Causeway
Prime Four Business Park
Aberdeen, AB15 8PU
Scotland
United Kingdom
+44 1224 945 100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Debt Securities
(Title of the Indenture securities)

Table of Subsidiary Guarantor Co-Registrants

Exact Name of Subsidiary Guarantor Co-Registrant as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Transocean RIGP DCL LLC(2)	Delaware	46-5061134
Transocean RIGP DD3 LLC(2)	Delaware	46-5059103
Transocean RIGP DIN LLC(2)	Delaware	46-5035332
Transocean RIGP DCL Opco Limited(3)	Cayman Islands	98-1180081
Transocean RIGP DD3 Opco Limited(3)	Cayman Islands	98-1180077
Transocean RIGP DIN Opco Limited(3)	Cayman Islands	98-1180086
Triton RIGP DCL Holdco Limited(4)	England & Wales	98-1161209
Triton RIGP DD3 Holdco Limited(4)	England & Wales	98-1161130
Triton RIGP DIN Holdco Limited(4)	England & Wales	98-1161262
Triton RIGP DCL Holding Limited(3)	Cayman Islands	98-1160899
Triton RIGP DD3 Holding Limited(3)	Cayman Islands	98-1160857
Triton RIGP DIN Holding Limited(3)	Cayman Islands	98-1160881

(1)
The agent for service for each of the subsidiary guarantor co-registrants is the same as the agent for service for Transocean Partners LLC.

(2)
The address of the principal executive office for these entities is: 4 Greenway Plaza, Houston, TX 77046. The telephone number at this address is: +1 713 232 7500.

(3)
The address of the principal executive office for these entities is: Deepwater House, Kingswells Causeway, Prime Four Business Park, Aberdeen, AB15 8PU, Scotland, United Kingdom. The telephone number at this address is: +44 1224 945 100.

(4)
The address of the principal executive office for these entities is: 70 Harbour Drive, Floor 4, P.O. Box 10342, George Town, Grand Cayman, Cayman Islands, KY1-1003. The telephone number at this address is: +1 345 745 4500.

Item 1.    General Information.    Furnish the following information as to the trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.

    Comptroller of the Currency
    Treasury Department
    Washington, D.C.

    Federal Deposit Insurance Corporation
    Washington, D.C.

    Federal Reserve Bank of San Francisco
    San Francisco, California 94120

  (b)
  Whether it is authorized to exercise corporate trust powers.

    The trustee is authorized to exercise corporate trust powers.

Item 2.    Affiliations with Obligor.    If the obligor is an affiliate of the trustee, describe each such affiliation.

        None with respect to the trustee.

        No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.    Foreign Trustee.    Not applicable.

Item 16.    List of Exhibits.    List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*
Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated January 14, 2015.**
Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.**
Exhibit 4.	Copy of By-laws of the trustee as now in effect.**
Exhibit 5.	Not applicable.
Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.
Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.
Exhibit 8.	Not applicable.
Exhibit 9.	Not applicable.

*
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784.

**
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit to the Filing 305B2 dated March 13, 2015 of file number 333-190926.

 SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and State of Texas on the 6th of August, 2015.

WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ Patrick T. Giordano Patrick T. Giordano Vice President

 EXHIBIT 6

August 6, 2015

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,
WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ Patrick T. Giordano Patrick T. Giordano Vice President

 Exhibit 7

Consolidated Report of Condition of
Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business March 31, 2015, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$18,155
Interest-bearing balances		253,636
Securities:
Held-to-maturity securities		67,133
Available-for-sale securities		227,089
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		625
Securities purchased under agreements to resell		22,376
Loans and lease financing receivables:
Loans and leases held for sale		19,541
Loans and leases, net of unearned income	822,149
LESS: Allowance for loan and lease losses	10,790
Loans and leases, net of unearned income and allowance		811,359
Trading Assets		41,469
Premises and fixed assets (including capitalized leases)		7,480
Other real estate owned		2,217
Investments in unconsolidated subsidiaries and associated companies		869
Direct and indirect investments in real estate ventures		1
Intangible assets
Goodwill		21,627
Other intangible assets		17,259
Other assets		60,553

Total assets		$1,571,389

LIABILITIES
Deposits:
In domestic offices		$1,093,967
Noninterest-bearing	336,758
Interest-bearing	757,209
In foreign offices, Edge and Agreement subsidiaries, and IBFs		150,855
Noninterest-bearing	912
Interest-bearing	149,943
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		1,004
Securities sold under agreements to repurchase		15,906
Trading liabilities		24,062
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		87,908
Subordinated notes and debentures		16,899
Other liabilities		33,851

Total liabilities		$1,424,452
EQUITY CAPITAL
Perpetual preferred stock and related surplus		0
Common stock		519
Surplus (exclude all surplus related to preferred stock)		106,692
Retained earnings		34,702
Accumulated other comprehensive income		4,587
Other equity capital components		0

Total bank equity capital		146,500
Noncontrolling (minority) interests in consolidated subsidiaries		437

Total equity capital		146,937
Total liabilities, and equity capital		$1,571,389

        I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry Sr. EVP & CFO

        We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf James Quigley Enrique Hernandez, Jr.	Directors

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  Item 1. General Information. Furnish the following information as to the trustee
  Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.
  Item 15. Foreign Trustee. Not applicable.
  Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.
SIGNATURE
  EXHIBIT 6
  Exhibit 7
Consolidated Report of Condition of Wells Fargo Bank National Association of 101 North Phillips Avenue, Sioux Falls, SD 57104 And Foreign and Domestic Subsidiaries, at the close of business March 31, 2015, filed in accordance with 12 U.S.C. §161 for National Banks.